UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     February 2, 2005



                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

           Nevada                  000-32903             98-0233859
           ------                  ---------             ----------
 (State or other jurisdiction     (Commission           IRS Employer
      of incorporation)           File Number)        Identification No.)


(Address of principal executive offices) (Zip Code): Four Tower Bridge, 200 Bar Harbor Drive, West Conshohocken, Pennsylvania 19428-2977

Registrant's telephone number, including area code: 610-941-2780


          ____________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     Issuances Pursuant to Section 4(2) under the Securities Act of 1933. Dermisonics, Inc. (the "Company") reports that it issued the following securities pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof:

     On February 2, 2005, the Company issued to Integrated Inventions Inc. ("III") 416,667 shares of common stock, which were valued at $.90 per share, and warrants to purchase up to 208,333 shares of common stock at an exercise price of $1.33 per share expiring on December 31, 2007 in consideration of the forgiveness of $375,000 of debt owed by the Company to III.

     On February 2, 2005, the Company issued to Encapsulation Systems, Inc. ("ESI") 75,807 shares of common stock pursuant to an oral agreement between the parties whereby the Company agreed to assume a portion of ESI's liability to ReactMed Incorporation under the terms of a stipulation among the Company, ESI and ReactMed dated June 9, 2004.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DERMISONICS, INC.


Date: February 2, 2005                    By:  /s/Bruce H. Haglund
                                             -----------------------------
                                               Bruce H. Haglund, Chairman


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